Exhibit 10.27

Customer No.

Loan No.

RBC Centura	NEGATIVE PLEDGE AGREEMENT (SD-L&S)

THIS NEGATIVE PLEDGE AGREEMENT (“Agreement”) is entered into, as of February 1, 2005, by ETRIALS WORLDWIDE, INC., a Delaware corporation (“Borrower”), with a mailing address of 2701 Aerial Center Parkway, Suite 100, Morrisville, North Carolina 27560, to RBC CENTURA BANK, with a mailing address of 3201 Beechleaf Court, Suite 700, Raleigh, North Carolina 27604, Attention: Group Executive - KBI (“Bank”).

RECITALS

A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Borrower (“Loans”) in the amount and manner set forth in that certain Loan and Security Agreement entered into contemporaneously herewith by and between Borrower and Bank (as the same may be amended, modified, renewed, extended, supplemented and replaced from time to time, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Loan Agreement.

B. Bank is willing to make the Loans to Borrower, but only upon the condition, among others, that Borrower enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Borrower hereby covenants and agrees with the Bank as follows:

AGREEMENT

1. Except as provided in Section 2 below, from the date of this Agreement through the end of the term hereof as provided hereinbelow, Borrower shall not through its actions or inactions, and Borrower shall not through the actions or inactions of others, sell, transfer, assign, mortgage, pledge, lease, grant a security interest in or encumber any of the Copyrights, Patents or Trademarks listed on Exhibits A, B and C attached hereto, any of Borrower’s other Intellectual Property and any parts or parcels of any of the foregoing and interests and rights in any of the foregoing, including, without limitation, the following:

a. Any and all copyrights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, both published and unpublished and whether or not the same also constitutes a trade secret, now existing and hereafter existing, created, acquired and held;

b. Any and all mask works and similar rights available for the protection of semiconductor chips, now owned and hereafter acquired;

c. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now existing and hereafter existing, created, acquired and held;

d. Any and all design rights which may be available to Borrower now existing and hereafter existing, created, acquired and held;

e. Any and all patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

f. Any and all trademark and service mark rights, both registered and unregistered, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with or symbolized by such trademarks;

g. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

h. Any and all licenses and other rights to use any Copyrights, Patents, Trademarks and mask works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

i. Any and all amendments, extensions, renewals, re-issues, divisions and continuations of any of the foregoing; and

j. Any and all proceeds, products, accessions and additions of the foregoing, including without limitation all payments under insurance policies and indemnities or warranties payable in respect of any of the foregoing.

All of the tangible and intangible property and property rights described or referenced in this paragraph 1, collectively, the “Intellectual Property”.

2. Notwithstanding the limitations contained in Section 1 above, (i) Borrower may sell, transfer or assign the Intellectual Property in the ordinary course of business for adequate consideration, provided that, if the Intellectual Property is then actively used in the business of Borrower, the proceeds of such sale, transfer or assignment shall be used to pay down the outstanding obligations of Borrower under the Credit Facilities, and (ii) Borrower may grant any license of Intellectual Property.

3. The Loan Agreement and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. The term of this Agreement shall be coterminous with the term of the security interests granted in the Loan Agreement. It shall be an event of default under the Loan Agreement if there is a breach or violation of any of the terms and provisions of this Agreement by Borrower.

4. Borrower represents and warrants that as of the date of this Agreement it owns and holds title or license, sublicense or other right to use in and to all of the Intellectual Property, free and clear of all liens, security interests and other encumbrances except as shown on Exhibit D, but no representation or warranty is made as to infringement of the intellectual property rights of third parties. Borrower also warrants and represents that it has the right and power to enter into this Agreement, and has taken all action necessary or appropriate to authorize the execution and delivery of this Agreement.

5. Borrower hereby agrees to execute such other agreements, documents and records and to perform and refrain from performing such acts as may be deemed necessary or appropriate by Bank to enforce Bank’s rights hereunder and under the Loan Agreement. Bank shall have the right, from time to time, to file such Financing Statements as the Bank deems necessary or advisable and to include in such Financing Statements all information regarding Borrower as Bank deems necessary or advisable for the purpose of protecting and perfecting Bank’s interests under this Agreement and in and to the Intellectual Property, including, without limitation, tax identification numbers and other identifying numbers and information relative to the Intellectual Property.

6. This Agreement shall inure to the benefit of Bank and its successors and assigns, and shall be binding upon Borrower, its heirs, successors and assigns.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, excluding therefrom any principle of such laws which might result in the application of the laws of another jurisdiction. In addition, (i) no amendment of and waiver of a right under this Agreement will be binding on Bank unless it is in writing and signed by Bank, (ii) to the extent a provision of this Agreement is unenforceable, this Agreement will be construed as if the unenforceable provision were omitted, (iii) a successor to and assignee of Bank’s rights and obligations

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under the Loan Agreement will succeed to Bank’s rights under this Agreement and (iv) all notices and other communications required or permitted herein shall be in writing and shall be deemed given when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth above.

(Signatures Appear on Next Page)

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IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed as of the date first written above.

BORROWER:

ETRIALS WORLDWIDE, INC.,		Witness:
A Delaware Corporation

By:	/s/ JAMES W. CLARK, JR.		/s/ CAROLINE H. ROCKAFELLOW
Print Name:	James W. Clark, Jr.	Print Name:	Caroline H. Rockafellow
Title:	Treasurer & CEO

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EXHIBIT A

COPYRIGHTS

Description	Registration Number	Registration Date

EXHIBIT B

PATENTS

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT C

TRADEMARKS

Mark	Design	Class	Registration/Application No.	Filing Date
StudyPharm	(3) DESIGN PLUS WORDS, LETTERS, AND/OR NUMBERS	42	76382106	3/14/02
etrials		9	75631080	2/1/99

EXHIBIT D

Permitted Encumbrances

None

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